UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2006 (October 11, 2006)
GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027
(Address of principal executive offices)
615-221-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 11, 2006 Goldleaf Financial Solutions, Inc., the registrant (“Goldleaf” or the “Company”) completed its underwritten offering of 10,000,000 shares of its common stock (the “Offering”). Immediately following the closing of the Offering, Goldleaf redeemed and recapitalized certain Goldleaf preferred stock and warrants held by Lightyear PBI Holdings, LLC (“Lightyear”) (the “Lightyear Redemption”). In connection with the Lightyear Redemption, Goldleaf entered into the following agreements:
Management Rights Agreement
     On October 11, 2006, Goldleaf entered into a Letter Agreement with The Lightyear Fund, L.P., an affiliate of Lightyear (the “Management Rights Agreement”). Prior to the Lightyear Redemption, Lightyear was the beneficial owner of approximately 55% of Goldleaf’s common stock. Following the Lightyear Redemption, Lightyear will continue to beneficially own approximately 14.9% of Goldleaf’s fully diluted common stock. The Management Rights Agreement grants Lightyear access to non-public information about Goldleaf and certain rights of consultation regarding Goldleaf’s corporate policy so long as Lightyear continues to hold a certain significant amount of Goldleaf stock. A copy of the Management Rights Agreement is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference. This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Management Rights Agreement.
Amended and Restated Securityholders Agreement
     On October 11, 2006 Goldleaf amended and restated its Securityholders Agreement with Lightyear. The amendment, among other things, (i) terminated the rights to representation on Goldleaf’s Board of Directors provided to Lightyear by the original Securityholders Agreement (ii) terminated Lightyear’s rights under the original Securityholders Agreement to purchase a pro rata portion of new securities issued by Goldleaf and (iii) adjusted the registration rights granted to Lightyear under the original Securityholders Agreement. A copy of the Amended and Restated Securityholders Agreement is attached hereto as Exhibit 10.2 and incorporated into this Item 1.01 by reference. This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Securityholders Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
     Goldleaf incorporates the text of Item 1.01 into this Item 1.02. In connection with the Lightyear Redemption and pursuant to the Redemption and Recapitalization Agreement dated April 25, 2006 (the “Redemption Agreement”), and described in a Current Report on Form 8-K filed with the SEC on April 26, 2006, the following material definitive agreements between the Company and Lightyear were terminated on October 11, 2006: (i) an Amended and Restated Securities Purchase Agreement dated December 24, 2003; (ii) a Warrant Agreement dated January 20, 2004; (iii) a Securities Purchase Agreement dated December 9, 2005; (iv) a Warrant Agreement dated December

9, 2005; (v) a Warrant Certificate dated December 9, 2005; (vi) a Warrant Certificate dated December 9, 2005; (vii) an Exchange Agreement dated January 23, 2006; (viii) an Amended and Restated Warrant Agreement dated January 23, 2006; (ix) an Amended and Restated Warrant Certificate dated January 23, 2006; (x) an Amended and Restated Warrant Certificate dated January 23, 2006; (xi) a Warrant Certificate dated April 1, 2006; and (xii) a Warrant Certificate dated July 1, 2006. Each of these agreements related to the purchase by Lightyear of Goldleaf preferred stock or warrants that was redeemed in the Lightyear Redemption. No material termination penalties were incurred by Goldleaf in connection with the termination of these agreements.
Item 3.02. Unregistered Sales of Equity Securities.
     Pursuant to the Redemption Agreement, on October 11, 2006 the Company issued to Lightyear 2,346,000 shares of Goldleaf common stock (the “Recapitalization Shares”) as a recapitalization of the warrants previously issued to Lightyear. The Recapitalization Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private offering exemption provided by Section 4(2) thereof. In relying on the exemption from registration provided by Section 4(2), Goldleaf relied on representations from Lightyear that it was an accredited investor as defined under Rule 501(a) of Regulation D under the Securities Act; that it was acquiring the securities for investment purposes and not with a view to distribution or resale; that it was afforded the opportunity to ask questions and receive answers about the Company; and that the securities would bear a legend restricting their further transfer or sale until they have been registered under the Securities Act or an exemption from registration thereunder is available.
Item 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.
Pursuant to the Redemption Agreement, Thierry F. Ho resigned from Goldleaf’s Board of Directors on October 11, 2006.
Item 8.01. Other Events.
On October 11, 2006, Goldleaf issued a press release announcing that it had closed the Offering and the Lightyear Redemption. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
10.1	Management Rights Agreement with The Lightyear Fund, L.P. dated October 11, 2006.

10.2	Amended and Restated Securityholders Agreement with Lightyear PBI Holdings, LLC dated October 11, 2006.

99.1	Press Release dated October 11, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel and Secretary

Date: October 12, 2006